loanDepot Announces Settlement and Cooperation Agreement with Anthony Hsieh
Board Size to be Temporarily Increased from Eight to Nine Directors, with Steven Ozonian Joining the Board Immediately

Ozonian, Andrew Dodson and Pamela Hughes Patenaude to be Nominated for Election at the 2023 Annual Meeting

IRVINE, Calif., April 4, 2023 – loanDepot, Inc. (“loandepot,” "LDI" or the "Company") (NYSE: LDI) today announced that it has entered into a settlement and cooperation agreement with Anthony Hsieh, LDI’s Chairman of the Board, founder and largest shareholder. Pursuant to the agreement, the size of the Company’s Board of Directors will be temporarily increased from eight to nine directors and Steven Ozonian will join the Board immediately. Ozonian, along with current directors Andrew Dodson and Pamela Hughes Patenaude, will be nominated for election to three-year terms at the 2023 Annual Meeting.

In connection with the 2024 Annual Meeting, the Company will nominate only Hsieh and Brian Golson (or another designee of Parthenon) for reelection as a Class III director and the Board will be reduced from nine to eight directors, subject to the terms of the cooperation agreement.

“We believe that reaching this agreement with Anthony is clearly in the best interests of loanDepot and all of its shareholders,” said Dawn Lepore, Chair of the Board's Nominating and Corporate Governance Committee. “With this mutually beneficial resolution, we avoid the distraction of a contested election and management, under Frank Martell’s leadership as CEO, can focus fully on the continued execution of our Vision 2025 plan to position LDI for long-term value creation. We look forward to the perspectives Steve will bring to the Board and the continued contributions of Pam and Andrew.”

Hsieh said, “The Board and I have been discussing bringing in Steve Ozonian as a new director for the past several months, and I am pleased we have reached this point. The addition of Steve to the Board will bring a new and valuable perspective that will help loanDepot navigate the extraordinary challenges facing the mortgage industry. loanDepot is an incredible company with a track record of driving innovation and providing exceptional customer experiences. I am excited about LDI’s future as we continue to work to delight our customers and increase long-term shareholder value under the direction of LDI’s management team.”
The agreement provides that Hsieh will vote all shares for which he has voting power to support the Board's director nominations at the 2023 and 2024 Annual Meetings and will not make any director nominations in either year. The size of the Board will return to eight directors effective as of the 2024 Annual Meeting, subject to the terms of the cooperation agreement. The agreement will be filed with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

About Andrew Dodson
Andrew C. Dodson is a Managing Partner at Parthenon Capital and has been with Parthenon Capital since 2005. He has also served as a director of the company or its affiliate, loanDepot.com, LLC, since December 2009. Prior to joining Parthenon Capital, Dodson was a consultant with Bain & Co from 2004 to 2005, where he focused on mergers and acquisitions, cost control and corporate strategy for middle market technology companies. Dodson was also a financial analyst for Enron Corporation in the company’s retail group and worked for Trilogy, Inc., an enterprise software company, where he focused primarily in business development. Dodson also serves on the boards of directors of Cherry Bekaert, Choreo, EdgeCo Holdings, ICD, Millennium Trust and Venbrook. Dodson earned a Bachelor of Arts from Duke University and a Master of Business Administration from the Harvard Business School.

About Steven Ozonian
Steven Ozonian has served as the CEO of the Williston Financial Group since 2017 and has served on Williston's Board of Directors since 2011. Ozonian has also served on the Board of Directors of LendingTree, Inc. since 2011. He is currently Lead Independent Director, Chair of the Audit Committee, and Chair of the Compensation Committee of LendingTree. He also served as the CEO of LendingTree's proprietary full service real estate brokerage business, known as RealEstate.com. Ozonian serves as Chairman of the Board of Directors of Global Mobility Solutions, a global provider of human resources and real estate services. He has held other high-level positions in the homeownership industry including Chairman and CEO of Prudential's real estate and related businesses, CEO of Realtor.com, and National Homeownership Executive for Bank of America. Ozonian is also a member of the Board of Directors of Attom Data, a real estate data services company, and a member of the Board of Directors of Inside Real Estate, a real estate software services company. Ozonian has received numerous awards for service and technology innovation in the residential real estate industry.

About Pamela Hughes Patenaude
Pamela Hughes Patenaude has served as a director of loanDepot since 2021. Patenaude is Principal of Granite Housing Strategies, LLC, advising clients engaged in real estate development, affordable housing, and disaster recovery management. Patenaude served as Deputy Secretary of the U.S. Department of Housing and Urban Development (HUD). Prior to rejoining HUD, Patenaude was President of the J. Ronald Terwilliger Foundation for Housing America’s Families, a national nonprofit, education, and research organization dedicated to illuminating America’s affordable housing crisis. Previously, Patenaude was the Director of Housing Policy for the Bipartisan Policy Center and served as Executive Vice President of the Urban Land Institute (ULI) and Founding Executive Director of the ULI Terwilliger Center for Housing. Patenaude is an Independent Director of Target Hospitality Corp. and a member of the Audit Committee and Chair of the Nominating & Corporate Governance Committee and was an Independent Director of CoreLogic, Inc. and a member of the Audit, Compensation, and Strategic Planning and Acquisition Committees. Patenaude is the recipient of the 2022 Housing Visionary Award for the National Housing Conference. Patenaude serves as a Trustee and Chairman of the Home Builders Institute and on the Board of Directors of Habitat for Humanity International as well as the Board of Directors of the Bipartisan Policy Center.

About loanDepot
loanDepot (NYSE: LDI) is a digital commerce company committed to serving its customers throughout the home ownership journey. Since its launch in 2010, loanDepot has revolutionized the mortgage industry with a digital-first approach that makes it easier, faster and less stressful to purchase or refinance a home. Today, as one of the nation's largest non-bank retail mortgage lenders, loanDepot enables customers to achieve the American dream of homeownership through a broad suite of lending and real estate services that simplify one of life's most complex transactions. With headquarters in Southern California and offices nationwide, loanDepot is committed to serving the communities in which its team lives and works through a variety of local, regional and national philanthropic efforts.

Important Additional Information and Where to Find It
The Company plans to file a proxy statement (the "Proxy Statement") with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Company's 2023 annual stockholder meeting (the "2023 Annual Meeting"). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents when filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC's website (http://www.sec.gov) or at the Company's website (https://investors.loandepot.com).

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Anthony Hsieh, Jeff Walsh and Jeffrey DerGurahian, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in the Company’s proxy statement in connection with the Company’s 2022 annual meeting of stockholders (the “2022 Proxy Statement”). Information regarding subsequent changes to their holdings in the Company’s securities can be found in the SEC filings on Forms 3 and 4 and amendments to Schedule 13D which you may retain free copies of at the SEC's website (http://www.sec.gov) or at the Company's website (https://investors.loandepot.com).

Forward-Looking Statements

This press release may contain "forward-looking statements," which reflect loanDepot's current views with respect to, among other things, its business strategies, including the Vision 2025 plan, our HELOC product, financial condition and liquidity, competitive position, industry and regulatory environment, potential growth opportunities, the effects of competition, operations and financial performance. You can identify these statements by the use of words such as "outlook," "potential," "continue," "may," "seek," "approximately," "predict," "believe," "expect," "plan," "intend," "estimate," "project," or "anticipate" and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as "will," "should," "would" and "could." These forward-looking statements are based on current available operating, financial, economic and other information, and are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including the risks in the "Risk Factors" section of loanDepot, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022 as well as any subsequent filings with the Securities and Exchange Commission, which are difficult to predict. Therefore, current plans, anticipated actions, financial results, as well as the anticipated development of the industry, may differ materially from what is expressed or forecasted in any forward-looking statement. loanDepot does not undertake any obligation to publicly update or revise any forward-looking statement to reflect future events or circumstances, except as required by applicable law.

Investor Relations Contact:

Gerhard Erdelji
Senior Vice President, Investor Relations
(949) 822-4074
gerdelji@loandepot.com

Media Contacts:
Rebecca Anderson
Senior Vice President, Communications & Public Relations
(949) 822-4024
rebeccaanderson@loandepot.com

FGS Global For loanDepot
George Sard/Kal Goldberg/Paul Scarpetta
(212) 687-8080
loanDepot-US@fgsglobal.com

FTI for Anthony Hsieh
Val Mack
Val.Mack@fticonsulting.com
(212) 841-9308

LDI-IR